Exhibit 4.13
SUPPLEMENTAL LETTER No 2
(Change of flag for m.t. NECTAR and m.t. "NAUTIC" (tbr "NAUTICA") from Marshall Islands flag to Liberian flag)
To:
Euronav NV
20 De Gerlachekaai
2000 Antwerp
Belgium

Euronav Shipping NV
20 De Gerlachekaai
2000 Antwerp
Belgium

Euronav Tankers NV
20 De Gerlachekaai
2000 Antwerp
Belgium

as Borrowers
12 November 2018
Dear Sirs
Loan Facility of US$409,500,000 to Euronav NV, Euronav Tankers NV and Euronav Shipping NV
We refer to the loan agreement dated 16 December 2016 (as amended by a supplemental letter dated 19 January 2018, the "Loan Agreement") made between (i) Euronav NV, Euronav Tankers NV and Euronav Shipping NV as joint and several borrowers, (ii) the banks and financial institutions listed in Schedule 1 to the Loan Agreement as Lenders, (iii) the Swap Banks (as defined therein), (iv) the Lead Arrangers (as defined therein), (v) the Co-arrangers (as defined therein), (vi) the Bookrunners (as defined therein), (vii) Nordea Bank Abp, filial i Norge (previously known as Nordea Bank AB (publ), filial i Norge as agent and (viii) Nordea Bank Abp, filial i Norge (previously known as Nordea Bank AB (publ), filial i Norge) as security trustee (the "Security Trustee").
Word and expressions defined in the Loan Agreement shall have the same meanings when used herein. In addition, in this letter:
"Nectar Mortgage" means the first preferred Liberian mortgage on the "NECTAR" to be executed by Borrower A in favour of the Security Trustee in the Agreed Form; and
"Nautica Mortgage" means the first preferred Liberian mortgage on the "NAUTICA" to be executed by the Borrower B in favour of the Security Trustee in the Agreed form.

1	The Borrowers have advised the Agent that:

(i)	Borrower A intends to transfer the m.t. "NECTAR" from Marshall Islands flag to Liberian flag; and

(ii)	Borrower B intends to transfer the m.t. "NAUTIC" from Marshall Islands flag to Liberian flag and rename this vessel "NAUTICA" ("NAUTICA").

2
In accordance with clause 14.2 (Ship's name and registration) of the Loan Agreement the Borrowers are permitted to change the registry of a Ship owned by it to any Approved Flag without the consent of the Lenders subject to the Borrowers providing the Creditor Parties with replacement security at the time of such transfer (in form and substance satisfactory to the Agent) so that the Creditor Parties have the same security on that Ship and subject to any appropriate consequential amendments to the Finance Documents.

3
Borrower C is hereby released from its obligations as a Borrower under the Loan Agreement and the other Finance Documents and all references to the Borrowers in the Loan Agreement and the other Finance Documents shall be construed as references to Borrower A and Borrower B.

4	With effect from the date of the reflagging of each of the NECTAR and NAUTICA the Finance Documents shall be, and shall be deemed by this Agreement to have been amended as follows:

(a)
by amending the definition of "Mortgage" in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to refer to the Nectar Mortgage and the Nautica Mortgage;

(b)
by amending all references to "NECTAR" in the Loan Agreement and other relevant Finance Documents to mean the VLCC named "NECTAR" and registered in the ownership of Euronav NV under the laws and flag of Liberia with IMO Number 9323936; and

(c)
by amending all references to "NAUTIC" in the Loan Agreement and other relevant Finance Documents to mean the VLCC named "NAUTICA" and registered in the ownership of Euronav Tankers NV under the laws and flag of Liberia with IMO number 9323948.

5	The Agent shall receive in all respects in form and substance satisfactory to the Agent and its lawyers:

2    EUROPE/62908320v3

(a)
for each of the Borrowers, documents of the kind referred to in paragraphs 2, 3 and 4 of Part A to Schedule 4 of the Loan Agreement (or, if applicable, in the case of the constitutional documents for the Borrowers, confirmation that these have not been amended since the date of which copies of such documents were last provided to the Agent);

(b)
favourable legal opinions in relation to the Nectar Mortgage and the Nautica Mortgage from lawyers appointed by the Agent on such matters concerning the laws of Belgium and Liberia as the Agent may require; and

(c)	documentary evidence that:

(i)	the NECTAR is definitively and permanently registered in the name of Borrower A on Liberian flag;

(ii)	the NAUTICA is definitively and permanently registered in the name of Borrower B on Liberian flag;

(iii)	the Nectar Mortgage has been duly registered against the NECTAR and is a valid first preferred ship mortgage in accordance with the laws of the Republic of Liberia; and

(iv)	the Nautica Mortgage has been duly registered against the NAUTICA and is a valid first preferred ship mortgage in accordance with the laws of the Republic of Liberia.

6	All other terms and conditions of the Loan Agreement and the other Finance Documents are to remain in full force and effect.

7	This letter may be executed in any number of counterparts.

8
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English Law. The provisions of clause 38.2 (Exclusive English jurisdiction) to 38.6 (Meaning of "proceedings") (inclusive) of the Loan Agreement shall be incorporated into this letter as if set out in full herein with references to this Agreement construed as references to this letter.

Please confirm your agreement to this letter by signing below.
/s/ Frederick van Hasselt
Attorney-in-Fact
____________________________
for and on behalf of
NORDEA BANK ABP, FILIAL I NORGE (formerly known as NORDEA BANK AB (PUBL), FILIAL I NORGE)
as Agent for the Lenders
We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Loan Agreement.
/s/ Tamara Ristic
Attorney-in-Fact
___________________________
for and on behalf of
EURONAV NV
as a Borrower

3    EUROPE/62908320v3

12 November 2018
/s/ Tamara Ristic
Attorney-in-Fact

______________________________
for and on behalf of
EURONAV SHIPPING NV
as a Borrower

12 November 2018

/s/ Tamara Ristic
Attorney-in-Fact
______________________________
for and on behalf of
EURONAV TANKERS NV
as a Borrower

12 November 2018

4    EUROPE/62908320v3